Exhibit 99.1

VIRIDIAN THERAPEUTICS REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS AND
PROVIDES CORPORATE UPDATES
•VRDN-001 and VRDN-002 programs for Thyroid Eye Disease (TED) progressing; on track for IND filings in fourth quarter of 2021
•Reported $117 million in cash, cash equivalents and short-term investments as of March 31, 2021; cash runway into 2024
BOULDER, Colo., May 6, 2021 - Viridian Therapeutics, Inc. (NASDAQ: VRDN), a biopharmaceutical company advancing new treatments for patients suffering from serious diseases but underserved by current therapies, today announced financial results for the first quarter of 2021 and provided corporate updates.
“The first quarter saw significant milestones both for our TED programs and for our corporate growth,” said Jonathan Violin, Ph.D., President and Chief Executive Officer of Viridian. “Following the addition of Dr. Barrett Katz as our Chief Medical Officer earlier this quarter, we have assembled our development and clinical operations team and are prepared to rapidly advance the clinical development of VRDN-001 and VRDN-002.”
First Quarter 2021 and Recent Operational Highlights
VRDN-001: Viridian’s most advanced product candidate is VRDN-001, a monoclonal antibody targeting the insulin-like growth factor-1 receptor (IGF-1R), a clinically and commercially validated target for the treatment of Thyroid Eye Disease (TED). This antibody had previously been developed in oncology as AVE-1642 and studied in over 100 patients. The pharmacokinetics, pharmacodynamics, safety, and tolerability data from that clinical program has informed the Company’s plans to evaluate VRDN-001 in TED. IND-enabling activities remain on track and the Company plans to file an IND in the fourth quarter of 2021, with initial proof of concept data in patients expected in the second quarter of 2022, followed by dose exploration to inform potential intravenous and subcutaneous dosing paradigms.
VRDN-002: Viridian’s second product candidate, VRDN-002, is a distinct anti-IGF-1R antibody that incorporates half-life extension technology and is designed to support administration as a convenient, low volume, subcutaneous injection. IND-enabling activities remain on track and the Company plans to file an IND by the end of 2021. The Company expects to initiate clinical development with a Phase 1 single ascending dose trial to explore safety, tolerability, pharmacokinetics, and target engagement of VRDN-002 in healthy volunteers. Data from this trial is expected in mid-year 2022; the Company also expects to initiate the dosing of patients in 2022.
Discovery Pipeline: Viridian’s development strategy includes expanding its discovery pipeline beyond IGF-1R and TED, with a focus on opportunities that will leverage validated mechanisms, technologies, and modalities to bring new therapeutic options to patients underserved by today’s options. The most advanced of these programs is VRDN-004, a therapeutic antibody program currently in discovery stage.
First Quarter 2021 Financial Results
Cash Position: Cash, cash equivalents and short-term investments were $117.1 million as of March 31, 2021, compared to $127.6 million as of December 31, 2020. The Company believes that its current cash, cash equivalents and short-term investments will be sufficient to fund its operations into 2024.
R&D Expenses: Research and development expenses increased by $7.7 million to $13.8 million during the first quarter of 2021, compared to $6.1 million during the first quarter of 2020. The increase in research and development expenses was primarily driven by the advancement of the Company’s lead programs, including expenses related to manufacturing and IND enabling studies. This increase was partially offset by a decrease in clinical trial expenses in the first quarter of 2021.

G&A Expenses: General and administrative expenses increased by $3.4 million to $6.2 million during the first quarter of 2021, compared to $2.7 million during the first quarter of 2020. The increase in general and administrative expenses was driven by increases in personnel related costs, including severance, share-based compensation charges, and consulting expenses.
Net Loss: The Company’s net loss was $18.5 million for the first quarter of 2021, compared to $8.0 million for the first quarter of 2020.
Shares Outstanding: As of May 4, 2021, Viridian had approximately 31,291,175 shares of common stock outstanding on an as-converted basis, which included 8,429,644 shares of common stock and approximately 22,861,531 shares of common stock issuable upon the conversion of 342,906 shares of preferred stock.
About Viridian Therapeutics, Inc.
Viridian Therapeutics is a biotechnology company advancing new treatments for patients suffering from serious diseases but underserved by today’s therapies. Viridian’s most advanced program, VRDN-001, is an anti-IGF-1R monoclonal antibody in development for TED, a debilitating auto-immune disease that causes inflammation and fibrosis within the orbit of the eye which can cause double vision, pain, and potential blindness. Patients with severe disease often require multiple remedial surgeries to the orbit, eye muscles, and eyelids. Viridian is based in Boulder, Colorado, and Waltham, Massachusetts. Learn more about Viridian and its programs at www.viridiantherapeutics.com.
Follow us on Twitter @ViridianThera and on LinkedIn.
Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern the Company’s expectations, strategies, plans and intentions. Forward-looking statements include, without limitation, statements regarding the Company’s expectations and guidance regarding its business plans and objectives for its product candidates and pipeline, including the therapeutic potential and clinical benefits thereof, its projected cash runway, the timing, progress and plans for the Company’s ongoing and future research and clinical development programs, future regulatory interactions, expectations regarding the timing for data, and the timing of the Company’s IND filings for VRDN-001 and VRDN-002. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; manufacturing risks; competition from other therapies or products; other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations; the company’s future operating results and financial performance; the timing of pre-clinical and clinical trial activities and reporting results from same; the effects from the COVID-19 pandemic on the company’s research, development and business activities and operating results; and those risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 26, 2021 and other subsequent disclosure documents filed with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.
Viridian Contacts:
Investors:
Dan Ferry
LifeSci Advisors
617-430-7576
IR@viridiantherapeutics.com

Media:
Darby Pearson
Verge Scientific Communications
703-587-0831
PR@viridiantherapeutics.com

Viridian Therapeutics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Collaboration revenue - related party	$1,451	$—
Collaboration revenue	—	681
Grant revenue	—	147
Total revenue	1,451	828
Operating expenses:
Research and development	13,806	6,103
General and administrative	6,160	2,723
Total operating expenses	19,966	8,826
Loss from operations	(18,515)	(7,998)
Other income (expense):
Interest and other income	55	95
Interest and other expense	—	(141)
Net loss	(18,460)	(8,044)
Change in unrealized loss on investments	(13)	—
Comprehensive loss	$(18,473)	$(8,044)

Net loss	$(18,460)	$(8,044)
Net loss per share, basic and diluted	$(2.91)	$(2.65)
Weighted-average shares used to compute basic and diluted net loss per share	6,336,347	3,031,756

Viridian Therapeutics, Inc.
Selected Financial Information
Condensed Consolidated Balance Sheet Data
(amounts in thousands)
(unaudited)

	March 31, 2021	December 31, 2020

Cash and cash equivalents	$46,489	$45,897
Short-term investments	$70,611	$81,742
Total assets	$122,832	$131,255
Total liabilities	$16,834	$11,218
Total stockholders’ equity	$105,998	$120,037